UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 12, 2021

(Date of earliest event reported)

RELIANCE GLOBAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	001-40020	46-3390293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, NJ	08701
(Address of principal executive offices)	(Zip Code)

732-380-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.086 par value per share	RELI	The Nasdaq Capital Market
SeriesA Warrants to purchase shares of common stock, par value $0.086 per share	RELIW	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement

On May 12, 2021, the Company acquired substantially all of the assets of J.P. Kush and Associates, Inc., a healthcare insurance agency with operations in 10 states, headquartered in Troy, Michigan. The acquisition price was $1,950,000 which includes an upfront cash provided by the Company in the amount of $1,900,000 and shares of restricted Company common stock with a value of $50,000, which was issued in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.02 Unregistered Sale of Securities

See item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d)	EXHIBIT INDEX

Exhibit No.	Description
99.1	Asset Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE GLOBAL GROUP, INC.

Dated: May 13, 2021	By:	/s/ Ezra Beyman
Ezra Beyman Chief Executive Officer